Exhibit 10.1
EXECUTION COPY
FIRST AMENDMENT
TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of December 18, 2009 (this “Amendment”), to the Existing Credit Agreement (as defined below) is entered into among CHAMPION HOME BUILDERS CO., a Michigan corporation (the “Borrower”), CHAMPION ENTERPRISES, INC., a Michigan corporation (the “Parent”), certain of the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in Article I below), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the Administrative Agent (in such capacity, the “Administrative Agent”), and, each Obligor signatory hereto.
WITNESSETH:
     WHEREAS, the Borrower, the Parent, the Lenders and Credit Suisse AG, Cayman Islands Branch, as the Administrative Agent, are all parties to the Debtor-in-Possession Credit Agreement, dated as of November 15, 2009 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “DIP Credit Agreement”);
     WHEREAS, the Debtors (all terms as defined in Article I below) anticipate the possibility of a need for post-petition financing prior to the Final Order Entry Date;
     WHEREAS, the Debtors are seeking the entry of a Second Interim Order; and
     WHEREAS, the Debtors, the other Obligors, the Administrative Agent and the Lenders desire to amend certain provisions of the Existing Credit Agreement and are willing, on the terms and subject to the conditions hereinafter set forth, to modify the Existing Credit Agreement as set forth below.
     NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “Amendment” is defined in the preamble.

     “Borrower” is defined in the preamble.
     “DIP Credit Agreement” is defined in the first recital.
     “First Amendment Effective Date” is defined in Article III.
     “Second Interim Order” means that certain order issued by the Bankruptcy Court in substantially the form of Exhibit A hereto and otherwise in form and substance satisfactory to the Obligors and the Administrative Agent.
     “Parent” is defined in the preamble.
     SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.
ARTICLE II
AMENDMENTS TO EXISTING CREDIT AGREEMENT
     Effective on (and subject to the occurrence of) the First Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.
     SECTION 2.1. Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definitions of “Orders” and “Roll-Up Amount” and inserting the following definitions in the appropriate alphabetical order:
     “‘First Amendment’ means the First Amendment to Debtor-in-Possession Credit Agreement, dated as of December 18, 2009, to this Agreement, among the Borrower, the Parent, the Obligors, the Lenders party thereto and the Administrative Agent.
     ‘First Amendment Effective Date’ means the First Amendment Effective Date as that term is defined in Article III of the First Amendment.
     ‘Orders’ means the Interim Order, the Second Interim Order and the Final Order, collectively.
     ‘Roll-Up Amount’ means with respect to any NM Lender the amount, if any, set forth opposite such NM Lender’s name on the Allocation Schedule, as such schedule may be updated from time to time, under the caption “Roll-Up Amount”. The aggregate amount of the Roll-Up Amounts shall be: (a) as of the Closing Date, $32,335,052, (b) as of the date of funding of NM Loans following the Second Interim Order Entry Date, an additional amount equal to the Second Interim Order Amount, if any, and (c) as of the date of funding of NM Loans following the Final Order Entry Date, an additional $7,664,948 less the Second Interim Order Amount, if any, for a Total Roll-Up Amount of $40,000,000.

     ‘Second Interim Order’ means that certain order issued by the Bankruptcy Court in substantially the form of Exhibit A to the First Amendment and otherwise in form and substance satisfactory to the Obligors and the Administrative Agent.
     ‘Second Interim Order Amount’ means $5,000,000 or such lesser portion of the NM Lender Delayed Draw Commitment Amount (x) approved to be funded prior to the Final Order Entry Date in the Second Interim Order and (y) certified by the chief financial officer of the Parent and Borrower to be necessary and required in the Debtors’ reasonable business judgment to continue the business of the Debtors in the ordinary course and as provided for in the DIP Approved Budget; provided, however, that such amount shall be available to be funded on a single occasion and otherwise in accordance with the terms of this Agreement.
     ‘Second Interim Order Entry Date’ means the date on which the Second Interim Order is entered by the Bankruptcy Court.”
     Clause (d) of the definition of “Maturity Date” is hereby deleted and replaced with the following:
     “(d) if the Final Order has not been entered, the date that is sixty (60) days after entry of the Interim Order.”
     The amount “$25,000” in the last proviso in the definition of “Carve-Out” is hereby deleted and replaced with “$100,000.”
     The reference to “Section 2.4(a)” in the definition of “Synthetic Deposit” is hereby deleted and replaced with “Section 2.4(b).”
     SECTION 2.2. Amendments to Article II.
     SECTION 2.2.1. Section 2.2(b) of the Existing Credit Agreement is hereby restated as follows:
          “(b) The Additional NM Loans. Subject to the terms and conditions set forth herein and in the Orders, each NM Lender agrees, severally and not jointly, to make an additional Term Loan (the “Additional NM Loans” and, together with the Initial NM Loans, the “NM Loans”) in Dollars to the Borrower (i) following the Second Interim Order Date but prior to the Final Order Entry Date, equal to such Lender’s NM Loan Percentage of the Second Interim Order Amount, less an original issue discount of 3.00%, (ii) on the Final Order Entry Date (or, if not practicable, on the following Business Day), equal to such Lender’s NM Loan Percentage of the aggregate amount of the NM Lender Delayed Draw Commitment Amount as reduced by the Second Interim Order Amount, if any, less an original issue discount of 3.00%. Any unused NM Commitments shall terminate within three (3) Business Days following the occurrence of the Final Order Entry Date. The proceeds of the Additional NM Loans shall, on the Final Order Entry Date, be deposited by the NM Lenders into the Reserve Account.”

     SECTION 2.2.2. Section 2.2(c)(i) of the Existing Credit Agreement is hereby amended by deleting the words “DIP Letter of Credit Participation Obligations with respect to the DIP Letter of Credit Available Amount” and inserting in their place “Synthetic Deposits”.
     SECTION 2.2.3. Sections 2.2(c)(ii) and (iii) of the Existing Credit Agreement is hereby restated as follows:
               (ii) On each date of funding of Additional NM Loans following the Second Interim Order Entry Date or the Final Order Entry Date, as applicable, each NM Lender and/or Related Prepetition Lender thereof shall become entitled to roll up an aggregate principal amount of Senior First Lien Loans held by such NM Lender and/or Related Prepetition Lender as the case may be, equal to the amount of such NM Lender’s and/or Related Prepetition Lender’s Additional NM Loans funded on such date, into Roll-Up Loans (the “Additional Roll-Up Entitlements” and, together with the Initial Roll-Up Entitlements, the “Roll-Up Entitlements”). For the purpose of determining the principal amount of Sterling Term Loans which comprise part of the Senior First Lien Loans to be rolled up hereunder, such Sterling Term Loan amounts shall be converted by the Administrative Agent into U.S. Dollar amounts in accordance with the Roll-Up Conversion Rate utilized with respect to the Roll-Up Loans on the Closing Date.
               (iii) On each of the Closing Date and the dates of funding of the Additional NM Loans following the Second Interim Order Entry Date or the Final Order Entry Date, as applicable, each NM Lender and/or Related Prepetition Lender is entitled to roll up an aggregate principal amount of the Revolving Letter of Credit Outstandings and the Synthetic Letter of Credit Outstandings held by such NM Lender and/or Related Prepetition Lender as the case may be, under the Prepetition Credit Agreement, equal to the balance, if any, after giving effect to paragraphs (i) or (ii) above, as applicable, of the aggregate principal amount of such NM Lender’s and/or Related Prepetition Lender’s Initial NM Loans and/or Additional NM Loans and Synthetic Deposits on the Closing Date, or the dates of funding of such Additional NM Loans following the Second Interim Order Entry Date or the Final Order Entry Date (as the case may be) for which there has not been a corresponding roll-up of Senior First Lien Loans into Roll-Up Loans hereunder; provided that on the Closing Date or the Final Order Entry Date or the dates of funding of such Additional NM Loans following the Second Interim Order Entry Date or the Final Order Entry Date (as the case may be), the aggregate principal amount outstanding of such NM Lender’s Roll-Up Loans (excluding accrued paid-in-kind interest) does not exceed the aggregate principal amount of such NM Lender’s NM Loans and Synthetic Deposits.
     SECTION 2.2.4. Sections 2.6.1 of the Existing Credit Agreement is hereby amended by inserting the words “, the Second Interim Order” after the words “the Interim Order” in both places in the first sentence of such Section where such words appear, and is further amended by deleting the words “comprising the type of Loans” and replacing them with the words “be comprised of the type of Loans” in the second sentence of such Section.

     SECTION 2.2.5. Sections 2.11.1 of the Existing Credit Agreement is hereby amended by deleting paragraphs (a) and (b) thereof in their entirety and restating them as follows:
     “(a) On the Closing Date, and/or the dates of funding of Additional NM Loans following the Second Interim Order Entry Date and/or the Final Order Entry Date (as the case may be), subject to the terms and conditions hereof, an amount as set forth in the Funds Flow Memorandum (as amended to the extent necessary in the discretion of the Administrative Agent to give effect to the Orders, including the funding of the Second Interim Order Amount, if any), or such lesser amount as approved by the Bankruptcy Court under the terms of the applicable Order, shall be deposited by the NM Lenders into the Reserve Account. Amounts on deposit in the Reserve Account may be withdrawn only with the consent of the Administrative Agent.
     (b) On the Closing Date, and/or the dates of funding of Additional NM Loans following the Second Interim Order Entry Date and/or the Final Order Entry Date (as the case may be), subject to the terms and conditions hereof, the amount shown on the Funds Flow Memorandum (as amended to the extent necessary in the discretion of the Administrative Agent to give effect to the Orders, including the funding of the Second Interim Order Amount, if any) or such lesser amount approved by the Bankruptcy Court under the terms of the applicable Order, shall be withdrawn from the Reserve Account and deposited into the Interest Reserve Account.”
     SECTION 2.3. Amendment to Article V. Section 5.3 of the Existing Credit Agreement is hereby restated in its entirety as follows:
     “SECTION 5.3. NM Lender Second Interim Order Amount Availability. The obligation of each NM Lender to make the Second Interim Order Amount available shall be subject to the satisfaction or waiver of the condition precedent set forth below (in addition to the conditions precedent set forth in Section 5.2).
     SECTION 5.3.1. Entry of Second Interim Order. After the Closing Date, but no later than December 21, 2009, the Bankruptcy Court shall have entered the Second Interim Order, in form and substance satisfactory to the Administrative Agent, certified by the Clerk of the Bankruptcy Court as having been duly entered, and the Second Interim Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent.
     SECTION 5.3.2. Officer’s Certificate. The Administrative Agent shall have received a certificate, in form and substance satisfactory to the Administrative Agent, from the chief financial officer of the Parent and Borrower certifying as to the Second Interim Order Amount.”
     In addition, the following new section is added immediately following Section 5.3.

     “SECTION 5.4. NM Lender Delayed Draw Commitment Amount Availability. The obligation of each NM Lender to make the NM Lender Delayed Draw Commitment Amount less the Second Interim Order Amount actually made available, if any, shall be subject to the satisfaction or waiver of the condition precedent set forth below (in addition to the conditions precedent set forth in Section 5.2).
     SECTION 5.4.1. Entry of Final Order. After the Closing Date, but no later than sixty (60) days from the date of entry of the Interim Order, the Bankruptcy Court shall have entered the Final Order, in form and substance satisfactory to the Administrative Agent, certified by the Clerk of the Bankruptcy Court as having been duly entered, and the Final Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent.”
     SECTION 2.4. Amendment to Article VI. The first sentence of Article VI of the Existing Credit Agreement is hereby amended by adding “, on the date of each Credit Extension, “ in each place following the words “Closing Date.”
     SECTION 2.4.1. Section 6.4 of the Existing Credit Agreement is hereby amended by adding “, the Second Interim Order” following the words “Interim Order.”
     SECTION 2.4.2. Section 6.4 of the Existing Credit Agreement is hereby amended by deleting “drawn on the Final Order Entry Date, pursuant to the Final Order” and inserting in its place “, pursuant to the Second Interim Order and the Final Order.”
     SECTION 2.4.3. Section 6.24(c) of the Existing Credit Agreement is hereby amended by deleting the amount “$25,000” in the proviso thereof and replacing it with “$100,000.”
     SECTION 2.5. Amendment to Article VII.
     SECTION 2.5.1. Section 7.1(b) of the Existing Credit Agreement is hereby restated in its entirety as follows:
“Monthly Reports. Within ten (10) Business Days after the end of each fiscal month in each Fiscal Year, financial information regarding the Parent, the Borrower and its Subsidiaries consisting of: (i) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries, together with the related unaudited consolidated statement of income, and unaudited consolidated statement of cash flows for such month and for the period from the Petition Date to the end of such month, all prepared in accordance with GAAP (and for the income statement only, by business segment), provided that, such information does not need to be provided in the event that the end of a fiscal month is also the end of a Fiscal Quarter or Fiscal Year, in which case Sections 7.1(c) or 7.1(d) would apply instead, (ii) a comparison of the actual cash flows since the Petition Date to the corresponding figures from the DIP Approved Budget on a weekly and aggregate running basis since the Petition Date for operating and capital budget expenditures, (iii) a narrative report describing the consolidated operations of the Borrower and its Subsidiaries, taken as a whole, in the form prepared for presentation to senior management for such month and for the period from the Petition Date to the end of such month, including disclosure of any Material Adverse Effect, provided that, such information does not need to be provided in the event that the end of a fiscal month is also the end of a Fiscal Quarter or Fiscal Year, in which case Sections 7.1(c) or 7.1(d) would apply instead (the reports under clauses (i) and (ii) above shall be in reasonable detail and accompanied by a certificate from the chief executive officer and the chief financial officer (or other principal financial officer) of the Borrower certifying that the financial statements fairly present, in all material respects, the consolidated financial condition of the Borrower and its respective Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes), (iv) monthly operating reports required under the UST Guidelines (at the times, notwithstanding the introductory clause to this Section, otherwise filed in the Cases consistent with applicable rules), (v) a monthly summary of payments to and receipts from related parties (which for purposes of this subsection shall be limited to officers, directors, advisors and other professionals of or retained by the Debtors and each of their domestic subsidiaries other than the Obligors), and (vi) an update to the DIP Approved Budget required under Section 7.17 which update shall be in form and substance acceptable to the Administrative Agent and Required Lenders.”
     SECTION 2.5.2. Section 7.18(a)(i) of the Existing Credit Agreement is hereby amended by deleting the words “by no later than thirty-seven (37) days from the Petition Date” and inserting in their place the words “by no later than January 8, 2010.”
     SECTION 2.6. Amendment to Article IX.
     SECTION 2.6.1. Sections 9.1.8, 9.1.14 and 9.1.27 of the Existing Credit Agreement are each hereby amended by adding, in each such Section, in each place where it appears, the words “, the Second Interim Order” following the words “Interim Order.”
     SECTION 2.6.2. Section 9.1.19 is amended by deleting its text in its entirety and inserting in its place the words “[Reserved.]”
ARTICLE III
CONDITIONS TO EFFECTIVENESS
     SECTION 3.1. Conditions to Effectiveness. This Amendment shall become effective upon the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Administrative Agent (the date when all such conditions are so satisfied being the “First Amendment Effective Date”):
     SECTION 3.2. Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrower, each other Obligor, the Required Lenders and the Administrative Agent; provided, however, that solely with respect to the effectiveness of the amendment to the definition of “Maturity Date” in Section 2.1 hereof, counterparts hereof executed on behalf of the each Lender shall also be required.
     SECTION 3.3. Certificate of Authorized Officer. The Borrower shall have delivered a certificate of an Authorized Officer, solely in his or her capacity as an Authorized Officer of the Borrower and not in his or her individual capacity, certifying that, both immediately before and after giving effect to this Amendment on the First Amendment Effective Date, the statements set forth in Article IV hereof are true and correct.
     SECTION 3.4. Satisfactory Legal Form. The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Administrative Agent and its counsel. All documents executed or submitted pursuant hereto or in connection herewith shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
     SECTION 3.5. Costs and Expenses, etc. The Administrative Agent shall have received all fees, costs and expenses due and payable pursuant to Section 12.3 of the Existing Credit Agreement (including without limitation the fees and expenses of Willkie Farr & Gallagher LLP, special counsel to the Administrative Agent), if then invoiced and to the extent such payment is in compliance with the applicable provisions of the Interim Order.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     To induce the Lenders to enter into this Amendment, the Borrower and each other Obligor represent and warrant to the Lenders as set forth below.
     SECTION 4.1. Validity, etc. This Amendment and the DIP Credit Agreement (after giving effect to this Amendment) each constitutes the legal, valid and binding obligation of the Borrower and such applicable Obligors enforceable in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     SECTION 4.2. Representations and Warranties, etc. Both before and after giving effect to this Amendment, the statements set forth in clause (a) of Section 5.2.1, and after giving effect to this Amendment, the statements set forth in clause (b) of Section 5.2.1, in each case of the Existing Credit Agreement, are true and correct.

ARTICLE V
CONFIRMATIONS AND COVENANTS
     SECTION 5.1. Guarantees, Security Interest, Continued Effectiveness. Each Obligor hereby reaffirms, as of the First Amendment Effective Date, that immediately after giving effect to this Amendment (a) the covenants and agreements made by such Obligor contained in each Loan Document to which it is a party, (b) with respect to each Obligor party to a Guaranty, its guarantee of payment of the Obligations pursuant to such Guaranty and (c) with respect to each Obligor party to the Pledge and Security Agreement or a Mortgage, its pledges and other grants of Liens in respect of the Obligations pursuant to any such Loan Document, in each case, as such covenants, agreements and other provisions may be modified by this Amendment.
     SECTION 5.2. Validity, etc. Each Obligor (other than the Borrower) hereby represents and warrants, as of the First Amendment Effective Date, that immediately after giving effect to the Amendment, each Loan Document, in each case as modified by this Amendment (where applicable and whether directly or indirectly), to which it is a party continues to be a legal, valid and binding obligation of such Obligor, enforceable against such party in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     SECTION 5.3. Representations and Warranties, etc. Each Obligor (other than the Borrower) hereby represents and warrants, as of the First Amendment Effective Date, that before and after giving effect to this Amendment, the representations and warranties set forth in each Loan Document to which such Obligor is a party are, in each case, true and correct (a) in the case of representations and warranties not qualified by references to “materiality” or a Material Adverse Effect, in all material respects and (b) otherwise, in all respects, in each case with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
ARTICLE VI
MISCELLANEOUS
     SECTION 6.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.
     SECTION 6.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended and modified hereby, including Articles X and XII thereof.

     SECTION 6.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     SECTION 6.4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 6.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK IN THE SAME MANNER AS PROVIDED FOR IN THE DIP CREDIT AGREEMENT.
     SECTION 6.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendment and modifications s set forth herein shall be limited precisely as provided for herein to the provisions expressly amended or modified herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of any Lenders, the Administrative Agent, or the DIP Letter of Credit Issuer under the Existing Credit Agreement or any of the Loan Documents.
     SECTION 6.7. No Waiver. This Amendment is not, and shall not be deemed to be, a waiver or a consent to any Event of Default, event with which the giving of notice or lapse of time or both may result in an Event of Default, or other non-compliance now existing or hereafter arising under the DIP Credit Agreement and the other Loan Documents, except as expressly provided for in Article II hereof.
[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the date first above written.

CHAMPION HOME BUILDERS CO.
By
Name:
Title:

CHAMPION ENTERPRISES, INC.
By
Name:
Title:

CHAMPION ENTERPRISES MANAGEMENT CO.
By
Name:
Title:

CHAMPION RETAIL, INC.
By
Name:
Title:

HIGHLAND ACQUISITION CORP.
By
Name:
Title:

Signature Pages to First Amendment to DIP Credit Agreement

HIGHLAND MANUFACTURING COMPANY LLC
By
Name:
Title:

HOMES OF MERIT, INC.
By
Name:
Title:

NEW ERA BUILDING SYSTEMS, INC.
By
Name:
Title:

NORTH AMERICAN HOUSING CORP.
By
Name:
Title:

REDMAN HOMES, INC.
By
Name:
Title:

SAN JOSE ADVANTAGE HOMES, INC.
By
Name:
Title:

Signature Pages to First Amendment to DIP Credit Agreement

STAR FLEET, INC.
By
Name:
Title:

WESTERN HOMES CORPORATION
By
Name:
Title:

[INSERT BLOCKS FOR THE REST OF THE GUARANTORS]

Signature Pages to First Amendment to DIP Credit Agreement

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent
By
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender
By
Name:
Title:

Signature Pages to First Amendment to DIP Credit Agreement

[INSERT NAME OF LENDER]

By
Name:
Title:

Signature Pages to First Amendment to DIP Credit Agreement

EXHIBIT A
Form of Second Interim Order